Exhibit 99.1

America Service Group Announces Third Quarter Results

BRENTWOOD, Tenn.--(BUSINESS WIRE)--October 28, 2008--America Service Group Inc. (NASDAQ:ASGR):

Company Increases Guidance for Full-Year 2008 Results

Before Corporate Restructuring Expenses

Third Quarter Highlights:

  Increase in healthcare revenues from continuing contracts of 10.4% from the prior year quarter
  Increase in gross margin from continuing contracts to 9.2% of healthcare revenues in the quarter, as compared with 5.8% in the prior year quarter
  Increase in Adjusted EBITDA to $4.8 million in the quarter, as compared with $3.5 million in the prior year quarter
  Cash and debt outstanding of $22.5 million and $7.5 million, respectively, at September 30, 2008
  Net cash provided by operating activities of $7.7 million in the quarter, as compared with net cash used in operating activities of $6.9 million in the prior year quarter

America Service Group Inc. (NASDAQ:ASGR) announced today results for the third quarter ended September 30, 2008, and increased its guidance for full-year 2008 results before corporate restructuring expenses.

Commenting on today’s announcement, Richard Hallworth, president and chief operating officer of America Service Group, said, “I am pleased that the Company has delivered three consecutive quarters of solid financial performance. The third quarter contract performance continued to improve, aided by good results in our full risk contracts and continued improvement in our medical malpractice claims costs. Stability of contract revenues and improved contract margins and cash collections helped to produce a good quarter. We are also pleased that the Vermont Department of Corrections has notified us of their intent to extend our current contract for another year.”

FAS 144 Impact on Income Statement Presentation Format

As noted in its 2007 annual report on Form 10-K, the Company is applying the discontinued operations provisions of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 144 (“FAS 144”) to all service contracts that expire subsequent to January 1, 2002. FAS 144 requires the Company to follow the income statement presentation format described in FAS 144. The results of operations of contracts that expire, less applicable income taxes, are classified on the Company’s consolidated statements of operations separately from continuing operations. The presentation prescribed for discontinued operations requires the collapsing of healthcare revenues and expenses, as well as other specifically identifiable costs, into the income or loss from discontinued operations, net of taxes. Items such as indirect selling, general and administrative expenses or interest expense cannot be allocated to expired contracts. The application of the FAS 144 accounting presentation to expired contracts has no impact on net income, earnings per share, total cash flows or stockholders’ equity.

As a result of the application of FAS 144, “healthcare revenues” and “healthcare expenses” on the Company’s consolidated statements of operations for any period presented will only include revenues and expenses from continuing contracts. The Company will also discuss “Total Revenues,” “Total Healthcare Expenses,” and “Total Gross Margin,” which will include all of the Company’s revenues and healthcare expenses for a period (i.e., healthcare revenues plus revenues from expired service contracts, or healthcare expenses plus expenses from expired contracts less share-based compensation expense). Total Gross Margin is defined as Total Revenues less Total Healthcare Expenses. Total Gross Margin excludes share-based compensation expense. Reconciliations of healthcare revenues to Total Revenues, healthcare expenses to Total Healthcare Expenses and gross margin to Total Gross Margin are found in the attached schedules.

Results for Third Quarter and Nine Months Ended September 30, 2008

Healthcare revenues from continuing contracts for the third quarter of 2008 were $129.5 million, an increase of 10.4% over the prior year quarter. Healthcare revenues from continuing contracts for the nine months ended September 30, 2008, were $381.4 million, an increase of 8.0% over the prior year period. Total Revenues, which includes revenues from continuing and discontinued contracts, for the third quarter of 2008 were $129.5 million, a decrease of 8.0% from the prior year quarter. Total Revenues for the nine months ended September 30, 2008, were $383.9 million, a decrease of 10.4% from the prior year period. The decrease in Total Revenues from the prior year quarter and nine months ended September 30 was primarily due to the expiration of the Company’s Alabama Department of Corrections contract in the fourth quarter of 2007.

Healthcare expenses from continuing contracts for the third quarter of 2008 were $117.6 million, or 90.8% of healthcare revenues, as compared with $110.6 million, or 94.2% of healthcare revenues, in the prior year quarter. Healthcare expenses from continuing contracts for the nine months ended September 30, 2008, were $349.5 million, or 91.6% of healthcare revenues, as compared with $329.6 million, or 93.3% of healthcare revenues, in the prior year period. The negative impact on healthcare expenses from adverse reserve development related to professional liability claims was reduced to $250,000 and $2.1 million in the third quarter and nine months ended September 30, 2008, respectively, as compared with $4.1 million and $7.9 million in the prior year third quarter and nine months ended September 30, 2007, respectively. Included in healthcare expenses from continuing contracts is share-based compensation expense of $13,000 and $35,000 for the third quarters of 2008 and 2007, respectively, and $58,000 and $229,000 for the nine months ended September 30, 2008 and 2007, respectively. Total Healthcare Expenses, which includes expenses from continuing and discontinued contracts but excludes share-based compensation expense, for the third quarter of 2008 were $117.7 million, or 90.9% of Total Revenues, as compared with $131.4 million, or 93.4% of Total Revenues, in the prior year quarter. Total Healthcare Expenses for the nine months ended September 30, 2008, were $352.5 million, or 91.8% of Total Revenues, as compared with $397.6 million, or 92.8% of Total Revenues, in the prior year period.

Gross margin from continuing contracts for the third quarter of 2008 was $11.9 million, or 9.2% of healthcare revenues, as compared with $6.8 million, or 5.8% of healthcare revenues, in the prior year quarter. Gross margin from continuing contracts for the nine months ended September 30, 2008, was $31.9 million, or 8.4% of healthcare revenues, as compared with $23.5 million, or 6.7% of healthcare revenues, in the prior year period. Included in gross margin is the negative impact of share-based compensation expense discussed above. Total Gross Margin, which includes continuing and discontinued contracts and excludes share-based compensation expense, for the third quarter of 2008 was $11.7 million, or 9.1% of Total Revenues, as compared with $9.3 million, or 6.6% of Total Revenues, in the prior year quarter. Total Gross Margin for the nine months ended September 30, 2008, was $31.4 million, or 8.2% of Total Revenues, as compared with $31.0 million, or 7.2% of Total Revenues, in the prior year period.

Selling, general and administrative expenses for the third quarter of 2008 were $7.5 million, or 5.8% of healthcare revenues, as compared with $6.2 million, or 5.3% of healthcare revenues, in the prior year quarter. Selling, general and administrative expenses for the nine months ended September 30, 2008, were $20.8 million, or 5.5% of healthcare revenues, as compared with $20.3 million, or 5.8% of healthcare revenues, in the prior year period. Included in selling, general and administrative expenses is share-based compensation expense of $494,000 and $460,000 for the third quarters of 2008 and 2007, respectively, and $1.6 million and $2.4 million for the nine months ended September 30, 2008 and 2007, respectively. Also included in selling, general and administrative expenses is accrued bonus expense related to the Company’s 2008 incentive compensation plan of $1.0 million and $1.7 million in the third quarter and nine months ended September 30, 2008, respectively. There was no accrued bonus expense in selling, general and administrative expenses in the prior year periods related to the Company’s 2007 incentive compensation plan. Selling, general and administrative expenses, excluding share-based compensation expense, as a percentage of Total Revenues for the third quarter of 2008, were 5.4%, as compared with 4.1% in the prior year quarter. Selling, general and administrative expenses, excluding share-based compensation expense, as a percentage of Total Revenues for the nine months ended September 30, 2008, were 5.0%, as compared with 4.2% in the prior year period.

Expenses related to the Company’s Audit Committee investigation into certain matters at Secure Pharmacy Plus, LLC (SPP), the findings of which were reported in March 2006, for the quarters ended September 30, 2008 and 2007, were $99,000 and $7,000, respectively, and for the nine months ended September 30, 2008 and 2007, were $157,000 and $47,000, respectively.

Corporate restructuring expenses related to management transitional changes previously disclosed by the Company on September 15, 2008, were $2.3 million in the third quarter of 2008. During the third quarter of 2007, the Company incurred $333,000 of corporate restructuring expenses related to the elimination of certain administrative and operational positions as part of a company-wide cost reduction process.

Adjusted EBITDA for the third quarter of 2008 was $4.8 million, as compared with $3.5 million in the prior year quarter. Adjusted EBITDA for the nine months ended September 30, 2008, was $12.2 million, as compared with $13.0 million in the prior year period. As reflected in the attached schedule, the Company defines Adjusted EBITDA as earnings before interest expense, income taxes, depreciation, amortization, Audit Committee investigation expenses, corporate restructuring expenses and share-based compensation expense. The Company includes in Adjusted EBITDA the results of discontinued operations under the same definition.

Depreciation and amortization expense for the third quarter of 2008 was $935,000, as compared with $903,000 in the prior year quarter. Depreciation and amortization expense for the nine months ended September 30, 2008, was $2.8 million, as compared with $2.9 million in the prior year period.

Income from operations for the third quarter of 2008 was $1.2 million, as compared with a loss from operations of $710,000 in the prior year quarter. Income from operations for the nine months ended September 30, 2008, was $5.9 million, as compared with a loss from operations of $58,000 in the prior year period.

Net interest expense for the third quarter of 2008 was $176,000, as compared with $409,000 in the prior year quarter. Net interest expense for the nine months ended September 30, 2008, was $625,000, as compared with $1.1 million in the prior year period.

Income from continuing operations before income taxes for the third quarter of 2008 was $1.0 million, as compared with a loss from continuing operations before income taxes of $1.1 million in the prior year quarter. Income from continuing operations before income taxes for the nine months ended September 30, 2008, was $5.2 million, as compared with a loss from continuing operations before income taxes of $1.2 million in the prior year period.

The income tax provision for the third quarter of 2008 was $525,000, as compared with an income tax benefit of $488,000 in the prior year quarter. The income tax provision for the nine months ended September 30, 2008, was $2.2 million, as compared with an income tax benefit of $420,000 in the prior year period.

Income from continuing operations after taxes for the third quarter of 2008 was $482,000, as compared with a loss from continuing operations after taxes of $631,000 in the prior year quarter. Income from continuing operations after taxes for the nine months ended September 30, 2008, was $3.0 million, as compared with a loss from continuing operations after taxes of $767,000 in the prior year period.

The loss from discontinued operations, net of taxes, for the third quarter of 2008 was $134,000, as compared with income from discontinued operations, net of taxes, of $1.5 million in the prior year quarter. The loss from discontinued operations, net of taxes, for the nine months ended September 30, 2008, was $315,000, as compared with income from discontinued operations, net of taxes, of $4.3 million in the prior year period.

Net income for the third quarter of 2008 was $348,000, or $0.04 per basic and diluted common share, as compared with $841,000, or $0.09 per basic and diluted common share, in the prior year quarter. Net income for the nine months ended September 30, 2008, was $2.7 million, or $0.29 per basic and diluted common share, as compared with $3.5 million, or $0.37 per basic and diluted common share, in the prior year period.

Cash and cash equivalents were $22.5 million at September 30, 2008, as compared with $16.8 million at June 30, 2008, $11.1 million at March 31, 2008, and $9.0 million at December 31, 2007. Total debt outstanding was $7.5 million at September 30, 2008, consistent with debt outstanding as of June 30, 2008, March 31, 2008, and December 31, 2007. Days sales outstanding in accounts receivable were 37 days at September 30, 2008, as compared with 34 days at June 30, 2008, 48 days at March 31, 2008, and 45 days at December 31, 2007. Net cash provided by operating activities for the third quarter of 2008 was $7.7 million, as compared with net cash used in operating activities of $6.9 million in the prior year quarter. Net cash provided by operating activities for the nine months ended September 30, 2008, was $17.0 million, as compared with $361,000 in the prior year period.

Increase in 2008 Guidance

The Company is increasing its previous guidance for estimated full-year 2008 results before corporate restructuring expenses, as summarized below:

	Previous	Updated
	Guidance	Guidance
	For Full-Year	For Full-Year
	2008 Results	2008 Results
Total Revenues(1)	$500.0 - $510.0 million	$505.0 - $510.0 million
Healthcare expenses(2)	$466.5 - $471.5 million	$464.1 - $469.1 million
Gross margin (2)	$38.5 million	$40.9 million
Selling, general and administrative expenses(3)	$25.8 million	$27.0 million
Audit Committee investigation and related expenses
	$0.1 million	$0.2 million
Corporate restructuring expenses	$0.0 million	$2.3 million
Depreciation, amortization and interest expense(1)	$4.7 million	$4.5 million
Pre-tax income(1)(2)(3)	$7.9 million	$6.9 million
Income tax provision(1)	$3.5 million	$3.0 million
Net income - GAAP	$4.4 million	$3.9 million
Weighted average common shares outstanding - diluted
	9.1 million	9.1 million
Net income per common share - diluted - GAAP	$0.48	$0.43
Net income per common share - diluted - before corporate restructuring expenses(4)
	$0.48	$0.57

(1) From continuing and discontinued contracts.
(2) From continuing and discontinued contracts, including share-based compensation expense allocated to healthcare expenses of $0.1 million estimated for 2008.
(3) Including share-based compensation expense allocated to selling, general and administrative expenses of $2.0 million estimated for 2008.
(4) Impact on estimated full-year results due to corporate restructuring expenses:
Corporate restructuring expenses		$ (2.3) million
Income tax benefit related to corporate restructuring expenses		$ 1.0 million
After-tax net income related to corporate restructuring expenses		$ (1.3) million
Impact on net income per common share - diluted related to corporate restructuring expenses
$ (0.14)

Consistent with past practice, the Company’s guidance for full-year 2008 results does not consider the impact of any potential contracts with new customers. Contracts currently in operation are included in the guidance for full-year 2008 results through the end of the year, unless the Company has previously been notified otherwise by the client.

Stock Repurchase Program

On March 4, 2008, the Company announced that its Board of Directors had approved a stock repurchase program to repurchase up to $15 million of the Company’s common stock through the end of 2009. This program is intended to be implemented through purchases made from time to time in either the open market or through private transactions, in accordance with Securities and Exchange Commission requirements. Under the stock repurchase program, no shares will be purchased directly from officers or directors of the Company.

The Company repurchased and retired 146,900 shares of its common stock under the stock repurchase program during the third quarter and nine months ended September 30, 2008, for approximately $1.5 million. The timing, prices and sizes of purchases will depend upon prevailing stock prices, general economic and market conditions and other considerations. Funds for the repurchase of shares are expected to come primarily from cash provided by operating activities and also from funds on hand, including amounts available under the Company’s credit facility.

The repurchase program does not obligate the Company to acquire any particular amount of common stock, and the repurchase program may be suspended at any time at the Company’s discretion.

As of October 24, 2008, the Company had approximately 9.2 million shares outstanding.

Conference Call

A listen-only simulcast and replay of America Service Group’s third quarter 2008 results conference call will be available online at www.asgr.com or www.earnings.com on October 29, 2008, beginning at 11:00 a.m. Eastern time. In addition, a copy of the press release containing the related financial information can be found on the Company’s website.

America Service Group Inc., based in Brentwood, Tennessee, is a leading provider of correctional healthcare services in the United States. America Service Group Inc., through its subsidiaries, provides a wide range of healthcare programs to government agencies for the medical care of inmates. More information about America Service Group can be found on the Company’s website at www.asgr.com.

This release contains certain financial information not derived in accordance with United States generally accepted accounting principles (“GAAP”). The Company believes this information is useful to investors and other interested parties. Such information should not be considered as a substitute for any measures derived in accordance with GAAP and may not be comparable to other similarly titled measures of other companies. A discussion of the Company’s definition of such information and reconciliation to the most comparable GAAP measure is included below.

The most directly comparable GAAP measures for the guidance provided by the Company are: healthcare revenues; healthcare expenses; gross margin; income from continuing operations before income taxes; income tax provision; depreciation and amortization; and interest, each of which will only include results from continuing contracts. Because it is not possible to reliably forecast discontinued operations, reconciliation of the Company’s guidance to the most directly comparable GAAP measure cannot be estimated on a forward-looking basis.

Cautionary Statement

This press release contains “forward-looking” statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements in this release that are not historical facts, including statements about the Company’s or management’s beliefs and expectations, constitute forward-looking statements and may be indicated by words or phrases such as “anticipate,” “estimate,” “plans,” “expects,” “projects,” “should,” “will,” “believes” or “intends” and similar words and phrases. Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following:

  the Company’s ability to retain existing client contracts and obtain new contracts at acceptable pricing levels;
  whether or not government agencies continue to privatize correctional healthcare services;
  risks arising from governmental budgetary pressures and funding;
  the possible effect of adverse publicity on the Company’s business;
  increased competition for new contracts and renewals of existing contracts;
  risks arising from the possibility that the Company may be unable to collect accounts receivable or that accounts receivable collection may be delayed;
  the Company’s ability to limit its exposure for catastrophic illnesses, injuries and medical malpractice claims in excess of amounts covered under contracts or insurance coverage;
  the Company’s ability to maintain and continually develop information technology and clinical systems;
  the outcome or adverse development of pending litigation, including professional liability litigation;
  the Company’s determination whether to repurchase shares under its stock repurchase program;
  risks arising from the possibility that Maxor National Pharmacy Services Corporation, the acquirer of certain assets of SPP, cannot provide pharmaceuticals or related services at either a cost or service level sufficient to allow the Company to meet its contractual obligations with its customers without negatively impacting financial performance;
  the Company’s dependence on key management and clinical personnel;
  risks arising from potential weaknesses or deficiencies in the Company’s internal control over financial reporting;
  risks associated with the possibility that the Company may be unable to satisfy covenants under its credit facility;
  the risk that government or municipal entities (including the Company’s government and municipal customers) may bring enforcement actions against, seek additional refunds from, or impose penalties on, the Company or its subsidiaries as a result of the matters investigated by the Audit Committee in prior years or the previous restatement of the Company’s financial results; and
  the risks arising from shareholder litigation.

A discussion of important factors and assumptions regarding certain statements and risks involved in an investment in the Company is contained in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. These forward-looking statements are made as of the date of this release. The Company assumes no obligations to update or revise them or provide reasons why actual results may differ.

AMERICA SERVICE GROUP INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, in thousands, except per share data)

	Three Months Ended
	Sept. 30, 2008	% of Revenue	Sept. 30, 2007	% of Revenue
Healthcare revenues	$ 129,535	100.0	$ 117,319	100.0
Healthcare expenses	117,606	90.8	110,556	94.2
Gross margin	11,929	9.2	6,763	5.8
Selling, general and administrative expenses	7,457	5.8	6,230	5.3
Audit Committee investigation and related expenses	99	0.1	7	-
Corporate restructuring expenses	2,255	1.7	333	0.3
Depreciation and amortization	935	0.7	903	0.8
Income (loss) from operations	1,183	0.9	(710)	(0.6)
Interest, net	176	0.1	409	0.4
Income (loss) from continuing operations before income tax provision (benefit)	1,007	0.8	(1,119)	(1.0)
Income tax provision (benefit)	525	0.4	(488)	(0.5)
Income (loss) from continuing operations	482	0.4	(631)	(0.5)
Income (loss) from discontinued operations, net of taxes	(134)	(0.1)	1,472	1.2
Net income	$ 348	0.3	$ 841	0.7

Income (loss) per common share – basic:
Income (loss) from continuing operations	$ 0.05		$ (0.07)
Income (loss) from discontinued operations, net of taxes	(0.01)		0.16
Net income	$ 0.04		$ 0.09

Income (loss) per common share – diluted:
Income (loss) from continuing operations	$ 0.05		$ (0.07)
Income (loss) from discontinued operations, net of taxes	(0.01)		0.16
Net income	$ 0.04		$ 0.09

Weighted average common shares outstanding:
Basic	9,131		9,278
Diluted	9,157		9,278

AMERICA SERVICE GROUP INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, in thousands, except per share data)

	Nine Months Ended
	Sept. 30, 2008	% of Revenue	Sept. 30, 2007	% of Revenue
Healthcare revenues	$ 381,394	100.0	$ 353,078	100.0
Healthcare expenses	349,497	91.6	329,564	93.3
Gross margin	31,897	8.4	23,514	6.7
Selling, general and administrative expenses	20,797	5.5	20,328	5.8
Audit Committee investigation and related expenses	157	-	47	-
Corporate restructuring expenses	2,255	0.6	333	0.1
Depreciation and amortization	2,820	0.8	2,864	0.8
Income (loss) from operations	5,868	1.5	(58)	-
Interest, net	625	0.1	1,129	0.3
Income (loss) from continuing operations before income tax provision (benefit)	5,243	1.4	(1,187)	(0.3)
Income tax provision (benefit)	2,247	0.6	(420)	(0.1)
Income (loss) from continuing operations	2,996	0.8	(767)	(0.2)
Income (loss) from discontinued operations, net of taxes	(315)	(0.1)	4,267	1.2
Net income	$ 2,681	0.7	$ 3,500	1.0

Income (loss) per common share – basic:
Income (loss) from continuing operations	$ 0.33		$ (0.08)
Income (loss) from discontinued operations, net of taxes	(0.04)		0.45
Net income	$ 0.29		$ 0.37

Income (loss) per common share – diluted:
Income (loss) from continuing operations	$ 0.33		$ (0.08)
Income (loss) from discontinued operations, net of taxes	(0.04)		0.45
Net income	$ 0.29		$ 0.37

Weighted average common shares outstanding:
Basic	9,168		9,528
Diluted	9,188		9,528

AMERICA SERVICE GROUP INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	Sept. 30, 2008	Dec. 31, 2007

ASSETS

Current assets:
Cash and cash equivalents	$ 22,474	$ 8,969
Accounts receivable: healthcare and other, less allowances	51,956	62,663
Inventories	2,776	2,999
Prepaid expenses and other current assets	12,294	10,727
Current deferred tax assets	5,248	5,442
Total current assets	94,748	90,800
Property and equipment, net	5,844	5,055
Goodwill, net	40,772	40,772
Contracts, net	2,644	3,911
Other intangibles, net	211	384
Other assets	7,027	9,182
Noncurrent deferred taxes	-	816
Total assets	$ 151,246	$ 150,920

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$ 17,285	$ 20,264
Accrued medical claims liability	20,294	22,184
Accrued expenses	39,526	33,860
Deferred revenue	7,632	11,996
Revolving credit facility classified as current	7,500	7,500
Total current liabilities	92,237	95,804
Noncurrent portion of accrued expenses	15,094	15,466
Noncurrent deferred tax liabilities	491	-
Total liabilities	107,822	111,270
Stockholders’ equity:
Common stock	94	93
Additional paid-in capital	38,577	37,485
Retained earnings	4,753	2,072
Total stockholders’ equity	43,424	39,650
Total liabilities and stockholders’ equity	$ 151,246	$ 150,920

AMERICA SERVICE GROUP INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Nine Months Ended Sept. 30,
	2008	2007
Cash Flows from Operating Activities
Net income	$ 2,681	$ 3,500
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,834	2,932
Loss on retirement of fixed assets	21	46
Finance cost amortization	31	87
Deferred income taxes	1,553	2,368
Share-based compensation expense	2,295	2,581
Changes in operating assets and liabilities, net of effect of sale of SPP assets:
Accounts receivable, net	10,707	7,453
Inventories	223	1,550
Prepaid expenses and other current assets	(1,567)	688
Other assets	2,124	(2,637)
Accounts payable	(2,979)	(7,459)
Accrued medical claims liability	(1,890)	(3,190)
Accrued expenses	5,294	(5,938)
Deferred revenue	(4,364)	(1,620)
Net cash provided by operating activities	16,963	361

Cash Flows from Investing Activities
Capital expenditures	(2,204)	(1,880)
Proceeds from sale of SPP assets	-	3,811
Net cash provided by (used in) investing activities	(2,204)	1,931

Cash Flows from Financing Activities
Share repurchases	(1,521)	(13,655)
Issuance of common stock	235	378
Exercise of stock options	32	-
Net cash used in financing activities	(1,254)	(13,277)

Net increase (decrease) in cash and cash equivalents	13,505	(10,985)
Cash and cash equivalents at beginning of period	8,969	13,736
Cash and cash equivalents at end of period	$ 22,474	$ 2,751

AMERICA SERVICE GROUP INC.
SCHEDULES OF INCOME (LOSS) FROM DISCONTINUED OPERATIONS, NET OF TAXES
(Unaudited, in thousands)

	Three Months Ended
	Sept. 30, 2008	Sept. 30, 2007
Healthcare revenues	$ (75)	$ 23,421
Healthcare expenses	149	20,917
Gross margin	(224)	2,504
Depreciation and amortization	2	21
Income (loss) from discontinued operations before income taxes	(226)	2,483
Income tax provision (benefit)	(92)	1,011
Income (loss) from discontinued operations, net of taxes	$ (134)	$ 1,472
	Nine Months Ended
	Sept. 30, 2008	Sept. 30, 2007
Healthcare revenues	$ 2,498	$ 75,544
Healthcare expenses	3,014	68,279
Gross margin	(516)	7,265
Depreciation and amortization	14	68
Income (loss) from discontinued operations before income taxes	(530)	7,197
Income tax provision (benefit)	(215)	2,930
Income (loss) from discontinued operations, net of taxes	$ (315)	$ 4,267

AMERICA SERVICE GROUP INC.
DISCUSSION AND RECONCILIATIONS OF NON-GAAP MEASURES
(Unaudited, in thousands)

This release contains certain financial information not derived in accordance with United States generally accepted accounting principles ("GAAP"). The Company believes this information is useful to investors and other interested parties. Such information should not be considered as a substitute for any measures derived in accordance with GAAP and may not be comparable to other similarly titled measures of other companies. A discussion of the Company's definition of such information and reconciliations to the most comparable GAAP measures (net income, healthcare revenues, healthcare expenses and gross margin) are included below.

ADJUSTED EBITDA

The Company defines Adjusted EBITDA as earnings before interest expense, income taxes, depreciation, amortization, Audit Committee investigation expenses, corporate restructuring expenses and share-based compensation expense. The Company includes in Adjusted EBITDA the results of discontinued operations under the same definition.

The Company believes that Adjusted EBITDA is an important operating measure that supplements discussions and analysis of the Company's results of operations. The Company believes that it is useful to investors to provide disclosures of its results of operations on the same basis as that used by management, credit providers and analysts. The Company's management, credit providers and analysts rely upon Adjusted EBITDA as a key measure to review and assess operating performance. Adjusted EBITDA is utilized by management, credit providers and analysts to compare the Company's current operating results with the corresponding periods in the previous year and to compare the Company's operating results with other companies in the healthcare industry.

Adjusted EBITDA is not a measure of financial performance under United States generally accepted accounting principles and should not be considered an alternative to net income as a measure of operating performance or to cash flows from operating, investing and financing activities as a measure of liquidity. Because Adjusted EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is susceptible to varying calculations, Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures presented by other companies.

RECONCILIATIONS OF NET INCOME TO ADJUSTED EBITDA

	Three Months Ended Sept. 30,
	2008	2007
Net income	$ 348	$ 841
Depreciation and taxes included in income (loss) from discontinued operations, net of taxes	(90)	1,032
Income tax provision (benefit)	525	(488)
Interest, net	176	409
Depreciation and amortization	935	903
Audit Committee investigation and related expenses	99	7
Corporate restructuring expenses	2,255	333
Share-based compensation expense included in healthcare expenses	13	35
Share-based compensation expense included in selling, general and administrative expenses	494	460
Adjusted EBITDA	$ 4,755	$ 3,532
	Nine Months Ended Sept. 30,
	2008	2007
Net income	$ 2,681	$ 3,500
Depreciation and taxes included in income (loss) from discontinued operations, net of taxes	(201)	2,998
Income tax provision (benefit)	2,247	(420)
Interest, net	625	1,129
Depreciation and amortization	2,820	2,864
Audit Committee investigation and related expenses	157	47
Corporate restructuring expenses	2,255	333
Share-based compensation expense included in healthcare expenses	58	229
Share-based compensation expense included in selling, general and administrative expenses	1,572	2,352
Adjusted EBITDA	$ 12,214	$ 13,032

TOTAL REVENUES, TOTAL HEALTHCARE EXPENSES AND TOTAL GROSS MARGIN

The Company defines Total Revenues as healthcare revenues plus revenues from expired service contracts classified as discontinued operations. The Company defines Total Healthcare Expenses as healthcare expenses plus expenses from expired contracts classified as discontinued operations, less share-based compensation expense. The Company defines Total Gross Margin as Total Revenues less Total Healthcare Expenses.

The Company believes that Total Revenues, Total Healthcare Expenses and Total Gross Margin are useful measurements when comparing the Company's performance for such items as selling, general and administrative expenses, interest expense or tax expense as a percentage of revenue between periods. As a result of the application of FAS 144, "healthcare revenues," "healthcare expenses," and "gross margin" on the Company's consolidated statements of operations for any period presented will only include revenues and expenses from continuing contracts.
RECONCILIATIONS OF HEALTHCARE REVENUES TO TOTAL REVENUES

	Three Months Ended Sept. 30,
	2008	2007
Healthcare revenues	$ 129,535	$ 117,319
Healthcare revenues included in income (loss) from discontinued operations, net of taxes	(75)	23,421
Total Revenues	$ 129,460	$ 140,740
	Nine Months Ended Sept. 30,
	2008	2007
Healthcare revenues	$ 381,394	$ 353,078
Healthcare revenues included in income (loss) from discontinued operations, net of taxes	2,498	75,544
Total Revenues	$ 383,892	$ 428,622

RECONCILIATIONS OF HEALTHCARE EXPENSES TO TOTAL HEALTHCARE EXPENSES

	Three Months Ended Sept. 30,
	2008	2007
Healthcare expenses	$ 117,606	$ 110,556
Healthcare expenses included in income (loss) from discontinued operations, net of taxes	149	20,917
Share-based compensation expense included in healthcare expenses	(13)	(35)
Total Healthcare Expenses	$ 117,742	$ 131,438
	Nine Months Ended Sept. 30,
	2008	2007
Healthcare expenses	$ 349,497	$ 329,564
Healthcare expenses included in income (loss) from discontinued operations, net of taxes	3,014	68,279
Share-based compensation expense included in healthcare expenses	(58)	(229)
Total Healthcare Expenses	$ 352,453	$ 397,614

RECONCILIATIONS OF GROSS MARGIN TO TOTAL GROSS MARGIN

	Three Months Ended Sept. 30,
	2008	2007
Gross margin	$ 11,929	$ 6,763
Gross margin included in income (loss) from discontinued operations, net of taxes	(224)	2,504
Share-based compensation expense included in gross margin	13	35
Total Gross Margin	$ 11,718	$ 9,302
	Nine Months Ended Sept. 30,
	2008	2007
Gross margin	$ 31,897	$ 23,514
Gross margin included in income (loss) from discontinued operations, net of taxes	(516)	7,265
Share-based compensation expense included in gross margin	58	229
Total Gross Margin	$ 31,439	$ 31,008

CONTACT:
America Service Group Inc.
Richard Hallworth
President and Chief Operating Officer
615-373-3100
or
Michael W. Taylor
Executive Vice President and Chief Financial Officer
615-373-3100